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                                                                     EXHIBIT 8.2

                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

                               January __ , 1997

The Providence Journal Company
75 Fountain Street
Providence, RI 02902

Ladies and Gentlemen:

     We have acted as special counsel to The Providence Journal Company, a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of the Company with and into A H Finance Company, a Delaware corporation ("Sub"), which is a direct, wholly-owned subsidiary of A. H. Belo Corporation, a Delaware corporation ("Parent"). You have requested our opinion regarding certain federal income tax consequences of the Merger.

     In formulating our opinion, we have reviewed the Amended and Restated Agreement and Plan of Merger, dated as of September 26, 1996, among Parent, Sub, and the Company the ("Merger Agreement"), the Joint Proxy Statement of Parent and the Company relating to the Merger (which also constitutes a prospectus of Parent) (the "Prospective") that was included in the Registration Statement on Form S-4 (File No. 333-_____) (the "Registration Statement"), in the form that the Prospectus will be mailed to the stockholders of the Company, the certificates of an officer of the Company and of an officer of Parent, dated the date hereof, attached hereto as Appendices A and B, respectively (the "Officers' Certificates"), and such other corporate records, certificates and other documents as we have considered necessary or appropriate for purposes of rendering this opinion.

     Our opinion set forth below assumes, with your consent, (i) the accuracy of the representations and warranties of the Company, Parent and Sub made in, and the compliance by such parties with, their agreements contained in the Merger Agreement, (ii) that the Prospectus does not contain any untrue statement or omit to state any fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) that the Merger is consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and the Prospectus, and (iv) that the representations made to us by the Company and Parent, which are set forth in the Officers' Certificates, are accurate and complete.

     Based upon the facts and statements set forth above, our examination and review of the documents referred to above, and subject to the assumptions set forth above, we are of the opinion that:

          1. The Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Parent, Sub and the Company will each be treated as a party to a reorganization within the meaning of Section 368(b) of the Code.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

     We are members of the Bar of the State of New York, and with your consent, we express no opinion as to matters of law other than the Federal laws of the United States. Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we relied, may affect the continuing validity of the opinion set
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The Providence Journal Company
January __ , 1997
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forth herein. With your consent, we assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     This opinion is rendered only to you and is solely for your benefit in connection with the Merger. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, entity, firm or corporation for any purpose without our prior written consent. The opinions contained herein are limited to the matters expressly stated herein, and no opinion may be inferred or may be implied beyond the matters expressly stated herein.

     We hereby consent to your filing this opinion as part of the Prospectus and to the reference to our firm appearing under the captions "THE
MERGER -- Background," "THE MERGER -- Certain Federal Income Tax Consequences," "LEGAL MATTERS" and "THE MERGER AGREEMENT -- Conditions to the Merger" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                                            Very truly yours,

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                         THE PROVIDENCE JOURNAL COMPANY

                             OFFICER'S CERTIFICATE

     In connection with the tax opinions to be rendered by Gibson, Dunn & Crutcher LLP and Wachtell, Lipton, Rosen & Katz on January __, 1997, regarding certain federal income tax consequences of the merger (the "Merger") of The Providence Journal Company (the "Company") with and into A H Finance Company ("Sub"), a direct wholly-owned subsidiary of A. H. Belo Corporation ("Parent"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 26, 1996 (the "Merger Agreement"), and recognizing that you will rely on this representation letter in delivering said opinion, the undersigned officer of the Company hereby represents on behalf of the Company that to the best knowledge and belief of such officer, after due inquiry and investigation, the facts relating to the Merger, as such facts are described in the Joint Proxy Statement/Prospectus of Parent and the Company filed with the Securities and Exchange Commission on Form S-4 and declared effective on January __, 1997, are insofar as such facts pertain to the Company, true, correct and complete in all material respects.

     The undersigned further represents on behalf of the Company to the best of his knowledge the following:

          1. The fair market value of the stock of Parent ("Parent Stock") and cash to be received by the shareholders of the Company (other than Parent and its subsidiaries) will be approximately equal to the fair market value of the stock of the Company ("Company Stock") surrendered in the exchange.

          2. No shareholder of the Company owns five percent or more of Company Stock as of the date hereof. To the best knowledge of the management of the Company, there is no plan or intention of the shareholders of the Company to sell, exchange or otherwise dispose of a number of shares of Parent Stock received in the Merger that would reduce the Company shareholders' ownership of Parent Stock to a number of shares of Parent Stock having a value as of the date of the Merger of less than fifty percent of the value of all of the formerly outstanding shares of Company Stock as of the same date. For purposes of this representation, shares of Company Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Parent Stock will be treated as outstanding Company Stock on the date of the Merger. Also, for purposes of this representation, shares of Company Stock and Parent Stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3. The Company and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

          4. Sub will acquire at least ninety percent of the fair market value of the net assets of the Company and at least seventy percent of the fair market value of the gross assets of the Company actually held by the Company immediately prior to the Merger. For purposes of this representation, assets of the Company used to pay reorganization expenses and all redemptions and distributions (other than regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the Merger. No assets of the Company will be used to pay dissenters or issued as consideration to shareholders of the Company pursuant to the Merger.

          5. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          6. On the date of the Merger, the fair market value of the assets of the Company transferred to Sub will exceed the sum of the liabilities of the Company assumed by Sub, plus the amount of liabilities, if any, to which the assets are subject.

          7. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          8. The Merger Agreement represents the full and complete agreement among Parent, Sub, and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.
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          9. There is no intercorporate indebtedness existing between Parent and the Company or between Sub and the Company that was issued, acquired, or will be settled at a discount.

          10. The liabilities of the Company to be assumed by Sub and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of business.

          11. The payment of cash in lieu of fractional shares of Parent Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the shareholders of the Company instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued in the Merger to the shareholders of the Company in exchange for their shares of Company Stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent Stock in respect of fractional shares of Company Stock.

     IN WITNESS WHEREOF, I have, on behalf of the Company, signed this Certificate as of January __, 1997.

                                            THE PROVIDENCE JOURNAL COMPANY

                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

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                             A. H. BELO CORPORATION

                             OFFICER'S CERTIFICATE

     In connection with the tax opinions to be rendered by Gibson, Dunn & Crutcher LLP and Wachtell, Lipton, Rosen & Katz on January __, 1997, regarding certain federal income tax consequences of the merger (the "Merger") of The Providence Journal Company (the "Company") with and into A H Finance Company ("Sub"), a direct wholly-owned subsidiary of A. H. Belo Corporation ("Parent"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of September 26, 1996 (the "Merger Agreement"), and recognizing that you will rely on this representation letter in delivering said opinion, the undersigned officer of Parent hereby represents on behalf of Parent and Sub that to the best knowledge and belief of such officer, after due inquiry and investigation, the facts relating to the Merger, as such facts are described in the Joint Proxy Statement/Prospectus of Parent and the Company filed with the Securities and Exchange Commission on Form S-4 and declared effective on January __, 1997, are insofar as such facts pertain to Parent or Sub, true, correct, and complete in all material respects.

     The undersigned further represents on behalf of Parent and Sub to the best of his knowledge the following:

          1. The fair market value of the stock of Parent ("Parent Stock") and cash to be received by the shareholders of the Company (other than Parent and its subsidiaries) will be approximately equal to the fair market value of the stock of the Company ("Company Stock") surrendered in the exchange.

          2. Sub will acquire at least ninety percent of the fair market value of the net assets of the Company and at least seventy percent of the fair market value of the gross assets of the Company actually held by the Company immediately prior to the Merger. For purposes of this representation, assets of the Company used to pay reorganization expenses and all redemptions and distributions (other than regular, normal dividends) made by the Company will be included as assets of the Company immediately prior to the merger. No assets of the Company will be used to pay dissenters. All amounts paid to dissenters and all cash to be paid to shareholders of the Company pursuant to the Merger will be paid by Parent.

          3. Prior to the Merger, Parent will be in control of Sub. For purposes of this representation, control means the direct ownership of stock in Sub possessing at least eighty percent of the total combined voting power of all classes of stock of Sub entitled to vote and at least eighty percent of the number of shares of each other class of stock of Sub.

          4. Parent has no plan or intention to cause Sub to issue additional shares of its stock that would result in Parent losing control of Sub. For purposes of this representation, control means the direct ownership of stock in Sub possessing at least eighty percent of the total combined voting power of all classes of stock of Sub entitled to vote and at least eighty percent of the number of shares of each other class of stock of Sub.

          5. Parent has no plan or intention to redeem or otherwise reacquire any of the Parent Stock issued in the transaction, except that Parent expects to make redemptions by means of open market [and other] purchases of Parent Stock pursuant to the stock repurchase program authorized by the Parent Board of Directors on September 26, 1996, but not in excess of the lesser of (i) 6 million shares of Parent Stock or (ii) such number of shares of Parent Stock the value of which would cause the amount of merger consideration constituting Parent Stock (if all redeemed Parent Stock were treated as redeemed from holders of Company Stock before the Merger) to fall below 45%.

          6. Parent has no plan or intention to liquidate Sub, to merge Sub with or into another corporation (other than with the Company), to sell or otherwise dispose of the stock of Sub, or to cause Sub to sell or otherwise dispose of any of the assets of the Company acquired in the Merger, except for (i) dispositions made in the ordinary course of business; (ii) transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") (relating to transfers to direct, controlled subsidiaries), or (iii) the disposition of up to 10% of the net assets of the Company in other non-ordinary course transactions (provided that a disposition in which the proceeds are either retained by Sub (or a wholly-
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     owned subsidiary) or transferred by Sub (or such subsidiary) to Parent by way of an intercompany demand loan between Sub (or such subsidiary) and Parent bearing interest at a rate no less than the applicable federal rate will not be considered a disposition for purposes of this clause (iii)).

          7. No liabilities of the Company's shareholders will be assumed by Parent, nor will any of the Company Stock be subject to any liabilities.

          8. Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger, and will not pay any of the expenses of the Company or its shareholders.

          9. Neither Parent nor Sub is an investment company as defined in
     Section 368(a)(2)(F)(iii) and (iv) of the Code.

          10. Parent has not issued and will not issue any stock rights to acquire additional Parent Stock to shareholders of the Company.

          11. Parent intends to cause Sub to continue the historic business of the Company and its subsidiaries or use a significant portion of the historic business assets of the Company in a business following the Merger.

          12. None of the Parent Stock received by any shareholder-employee of the Company or its subsidiaries will be separate consideration for, or allocable to, any employment agreement. None of the compensation received by any shareholder-employee of the Company is separate consideration for, or allocable to, such shareholder-employee's shares of the Company Stock surrendered in the Merger, and the compensation paid to such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          13. The Merger Agreement represents the full and complete agreement among Parent, Sub, and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger.

          14. There is no intercorporate indebtedness existing between Parent and the Company or between Sub and the Company that was issued, acquired, or will be settled at a discount.

          15. No stock of Sub will be issued in the Merger.

          16. The payment of cash in lieu of fractional shares of Parent Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the shareholders of the Company instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued in the Merger to the shareholders of the Company (other than Parent and its subsidiaries) in exchange for their shares of Company Stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent Stock in respect of fractional shares of Company Stock.

     IN WITNESS WHEREOF, I have, on behalf of Parent and Sub, signed this Certificate as of January __, 1997.

                                            A. H. BELO CORPORATION

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

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